UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 03, 2022

MarineMax, Inc.

(Exact name of Registrant as Specified in Its Charter)

Florida	1-14173	59-3496957
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 McCormick Drive Suite 200
Clearwater, Florida		33759
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 727 531-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	HZO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 3, 2022, MarineMax, Inc., a Florida corporation (“MarineMax” or the “Company”), and its wholly-owned subsidiary, MarineMax East, Inc., a Delaware corporation (the “Buyer”) completed its previously-announced purchase of all of the outstanding membership interest units of Island Global Yachting LLC, a Delaware limited liability company, pursuant to the terms of a Securities Purchase Agreement (the “Purchase Agreement”) with Island Marina Holdings LLC, a Delaware limited liability company, and Island Marinas Subsidiary Corp., a Delaware corporation (together, the “Sellers”) dated August 8, 2022 (the “Transaction”). The Transaction was consummated for an aggregate cash purchase price of $480 million in cash, subject to customary purchase price adjustments set forth in the Purchase Agreement, with an additional potential payment of up to $100 million in cash two years after closing, subject to the achievement of certain performance metrics set forth in the Purchase Agreement.

Other than in respect of the Purchase Agreement and certain related agreements, the Company, its subsidiaries, its directors and officers and the associates of such directors and officers have no material relationship with the Sellers

The Transaction was financed through MarineMax’s recently completed expansion of its credit facilities and cash on hand, as described in Item 1.01 of the Form 8-K filed by the Company on August 9, 2022.

This description of the Purchase Agreement is qualified in its entirety by reference to the complete terms and conditions of the Purchase Agreement which is expected to be filed as an exhibit to MarineMax’s Annual Report on Form 10-K for its fiscal year ended September 30, 2022.

On October 4, 2022, MarineMax issued a press release announcing completion of the Transaction. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The Company intends to file the financial statements required by Item 9.01(a) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days after the filing date of this Current Report on Form 8-K.

(b) Pro forma financial information.

The Company intends to file the financial statements required by Item 9.01(b) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days after the filing date of this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Press Release of MarineMax, Inc. dated October 4, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MarineMax, Inc.

Date:	October 4, 2022	By:	/s/ Michael H. McLamb
Name: Michael H. McLamb Title: Executive Vice President, Chief Financial Officer and Secretary